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                                                                   EXHIBIT 99(d)


                        KEYCORP STUDENT LOAN TRUST 1999-A

                              OFFICER'S CERTIFICATE


Banker's Trust Company, Deutsche Bank         Key Bank USA, National Association
100 Plaza One, Mailstop: JCY03-6450           800 Superior Avenue, 4th Floor
Jersey City, NJ 07310                         Cleveland, Ohio 44114
ATTN: Corporate Trust & Agency Group          ATTN: Senior Vice President
        Structured Finance                    Key Education Resources
Phone: (201) 593-6776                         Phone: (216) 828-9342
Fax: (201) 593-6459                           Fax: (216) 828-9301


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 1999-A, as Issuer, and Bankers Trust Company, as Indenture Trustee, dated January 1, 1999, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2001, through December 31, 2001, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.


                                    KEYCORP STUDENT LOAN TRUST 1999-A,
                                    as Issuer
                                    by:  Bank One, National Association
                                         FKA, The First National Bank of Chicago
                                         as Eligible Lender Trustee


                                    By:     /S/ JEFFREY L. KINNEY
                                        ---------------------------------
Date:  March 8, 2002                Name: Jeffrey L. Kinney
                                    Title: Vice President